UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) July 1, 2016

American River Bankshares

(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Ranch Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 231-6700

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2016, the registrant executed an amendment to a lease (the “Lease Amendment”) with Bradshaw Plaza, Associates, INC. dba Bradshaw Plaza (“Bradshaw Plaza”). This is the first amendment to the lease originally entered into on November 1, 2006. The Lease Amendment relates to office space currently occupied by one of the issuer’s banking subsidiaries, American River Bank. The premises are located at 9750 Business Park Drive, Sacramento, California, 95827. Bradshaw Plaza is owned by D B Fite Properties, Inc. Charles D. Fite, a director of the registrant is a majority shareholder in D B Fite Properties, Inc. The Lease Amendment is for a term of thirty-six (36) months, expiring on November 30, 2019. The Lease Amendment is an extension of the current lease which expires on November 30, 2016. The foregoing description is qualified by reference to the Lease attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Lease between Bradshaw Plaza, Associates, Inc. dba Bradshaw Plaza and American River Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/s/ Mitchell A. Derenzo
July 5, 2016	Mitchell A. Derenzo, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Lease Amendment between Bradshaw
	Plaza, Associates, Inc. dba Bradshaw
	Plaza and American River Bank.	4